UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 28, 2012

WMI Holdings Corp.

(Exact Name of Registrant as Specified in Its Charter)

Washington	001-14667	91-1653725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 THIRD AVENUE, SUITE 3000 SEATTLE, WASHINGTON		98101
(Address of Principal Executive Offices)		(Zip Code)

(206) 432-8887

(Registrant’s Telephone Number, Including Area Code)

Washington Mutual, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Effective May 28, 2012, WMI Holdings Corp. (the “Company”) retained Timothy Jaeger to serve as interim Chief Accounting Officer of the Company. Mr. Jaeger is a principal of CXO Consulting Group, LLC (“CXO”). The services of Mr. Jaeger were retained through an Engagement Agreement, entered into by and between the Company and CXO (the “Engagement Agreement”). A copy of the Engagement Agreement is attached hereto as Exhibit 99.2.

Under the Engagement Agreement CXO will be compensated for providing the services of Mr. Jaeger at the rate of $15,000 per month, based on an average of 20-25 hours per week. In addition, CXO will be reimbursed for its pre-approved out-of-pocket expenses incurred on a reasonable basis. Pursuant to the Engagement Agreement, Mr. Jaeger will serve as an independent contractor. The initial term of the Engagement Agreement is for 6 months and is subject to automatic renewal for successive three (3) month terms, unless either party provides 30 days notice to the other party prior to either the termination of the initial term or any renewal terms.

Mr. Jaeger, age 53, is a Certified Public Accountant and has more than 25 years of accounting experience. Most recently, from December 2006 to March 2012, Mr. Jaeger served as Senior Vice President-Chief Accounting Officer/CFO of Macqurie AirFinance, Ltd., a global aviation lessor providing aircraft and capital to the world’s airlines. While at Macqurie, Mr. Jaeger helped manage over $5 billion in assets and managed over $3 billion of financing commitments from banking sources and over $500 million of equity like instruments. From November 2006 to December 2009, Mr. Jaeger was a partner of Tatum Partners, LLC., an executive services and consulting firm in the U.S. From June 2005 to October 2006, Mr. Jaeger was Interim Controller/Sarbanes Oxley Coordinator at ICON Estates/Robert Mondavi Winery/Constellation Brands.

Cautionary Statement Regarding Forward-Looking Statements

This Form 8-K and the exhibits contain certain statements that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the Company’s current plans, expectations, estimates and management’s beliefs about the Company’s future performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates” or variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties that are difficult to predict and which may cause the Company’s actual results and performance to differ materially from those expressed or forecasted in any such forward-looking statements. These risks include, among other factors, changes in business, economic and market conditions, changes in government regulation, and changes in the competitive environment in which the Company operates. Some of the specific risks that are associated with the Company include, but are not limited to, the following: (i) the Company does not currently intend to have any of its securities listed on an exchange or a national market and, therefore, its common stock may have less liquidity than exchange-traded securities; (ii) transfers of the common stock of the Company are and will continue to be subject to certain transfer restrictions as set forth in the Articles and Bylaws; (iii) there is no guarantee that the Company will be able to successfully utilize the net operating losses that will be retained by the Company; and (iv) the Company may need to seek regulatory approval from the Hawaii State Insurance Commissioner from time to time with respect to certain aspects of WM Mortgage Reinsurance Company, Inc.’s operations. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements. However, readers should carefully review the statements set forth in the reports, which the Company has filed or will file from time to time with the Securities and Exchange Commission.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:

99.1 Press Release issued by WMI Holdings Corp., dated June 4, 2012.

99.2 Engagement Agreement, effective May 28, 2012, entered into by and between WMI Holdings Corp. and CXO Consulting Group, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WMI HOLDINGS CORP. (Registrant)

Date: June 4, 2012	By:	/s/ Charles Edward Smith

Name: Charles Edward Smith
Title: Interim Chief Executive Officer

EXHIBIT INDEX

99.1 Press Release issued by WMI Holdings Corp., dated June 4, 2012.

99.2 Engagement Agreement, effective May 28, 2012, entered into by and between WMI Holdings Corp. and CXO Consulting Group, LLC.

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